Example Template : 77O





















DWS ENHANCED COMMODITY STRATEGY FUND
(formerly DWS COMMODITY SECURITIES FUND)










N-Sar July 1, 2012 - December 31, 2012










Security Purchased
Cusip
Purchase/Trade
Date
 Size (Shr) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From
Pentair Finance SA
902134AA3
9/10/2012
9,014,875
$99.84
$900,000,000
2,000,000
0.22%

BAML,JPM,USB,DB
JPM
Santander Drive Auto Receivables Trust 2012-5
80282UAB0
8/7/2012
10,600,318
$100.0
$1,060,000,000
2,999,996
0.28%

CITI,JPM,DB,WELLS
JPM
Teck Resources Ltd
878742AX3
7/30/2012
17,554,419
$99.69
$1,750,000,000
760,000
0.04%

CITI,GS,JPM,BAC,MS,RBC,DB
BAC
Tencent Holdings Ltd
88032QAC3
8/28/2012
6,013,772
$99.77
$600,000,000
2,000,000
0.33%

BCLY,CITI,CS,DB,GS,JPM
GS
Tyco Flow Control International Finance SA
902134AA3
9/10/2012
9,014,875
$99.84
$900,000,000
2,000,000
0.22%

BAC,JPM,USB,DB
JPM
AbbVie Inc
00287YAB5
11/5/2012
147,307,873
$99.79
$14,700,000,000
3,390,000
0.02%

BAC,BCLY,DB,JPM,MS,RBS
MS
CC Holdings GS V LLC
14987BAB9
12/11/2012
15,000,000
$100.0
$1,500,000,000
1,000,000
0.07%

BAC,BCLY,Credit
Agricole,JPM,MS,RBC,RBS,SUNTRUST,DB
BAC
Rosneft Oil Co via Rosneft International Finance
Ltd
77819RAB5
11/29/2012
10,000,000
$100.0
$1,000,000,000
2,000,000
0.20%

BAC,BCLY,CITI,DB,JPM,MS
JPM